                                    EXHIBIT A

Reporting Person           Codes              Address                  Relationship      Signatory
----------------           -----              -------                  ------------      ---------
Kay Technology Corp, Inc.  CIK: 0001475726    c/o Accel KKR            10% Owner         /s/ Jason Klein,
                                              2500 Sand Hill Road,                       its President
                           CCC: n*8gtgkm      Suite 300
                                              Menlo Park,
                                              California 94025
-------------------------- ------------------ ------------------------ ----------------- --------------------

AKKR Management Company,   CIK: 0001474979    2500 Sand                10% Owner         /s/ Thomas Barnds,
LLC                                           Hill Road, Suite 300                       its Managing Member
                           CCC: dc*fgd5u      Menlo Park,
                                              California 94025